Exhibit 99.1

Contact: Brainerd Communicators, Inc.
Jennifer Gery (media)
Mike Smargiassi/Brad Edwards (investors)
212.986.6667

Entertainment Distribution Company Announces Second Quarter 2007 Results

NEW YORK – August 7, 2007 – Entertainment Distribution Company, Inc. (NASDAQ: EDCI), a global and independent provider of supply chain services to the home entertainment market, today reported second quarter financial results for the period ending June 30, 2007.

Highlights:
•	Revenue of $80.2 million for the second quarter compared to $73.6 million for the same quarter last year.
•	Revenue of $164.2 million for the first six months compared to $143.7 million for the same period last year.
•	Net loss from continuing operations of $4.7 million for the second quarter compared to a net loss of $2.9 million for the same quarter last year.
•	Net loss from continuing operations of $11.4 million for the first six months compared to a net loss of $6.7 million for the same period last year.
•	Second quarter EBITDA from continuing operations of $0.9 million, compared to $4.8 million for the same quarter last year.
•	First six months EBITDA loss from continuing operations of $0.3 million, compared to positive EBITDA of $6.2 million for the same period last year.
•	As of June 30, 2007, the Company had total unrestricted cash and short-term investments of $74.5 million.
•	Debt was reduced in the second quarter by $14.1 million and currently stands at $53.2 million, net of unamortized discount.

EDC's President and Chief Executive Officer Jim Caparro stated, “We continue to operate in a difficult environment.  In the second quarter of 2007 revenues improved 9.0% driven by the inclusion of revenue from our Blackburn, UK manufacturing facility, the capture of our remaining reversionary business and an expanding third party customer base.  While we are disappointed in our EBITDA performance, I would note that EBITDA in the second quarter of 2006 included a one-time contract pricing benefit of $1.1 million, net of a customer volume rebate cost.  Excluding this $1.1 million one-time benefit in the second quarter of 2006, the decline in EBITDA in the second quarter of 2007 would have only been $2.8 million.  Continued weakness across the industry and seasonally lower margins were the key cause for the decline in profitability, while the Blackburn operations and continued cost improvements helped reduce the impact of

-continued-

industry conditions on our bottom line.  Despite year-to-date industry declines in the US of nearly 20% by some measures, we remain cautiously optimistic that the strength of the upcoming release schedule coupled with the seasonality of our business will provide us with a strong second half, in which we expect to generate approximately $1 to $2 million less in EBITDA compared to the final six months of 2006.  We have taken many steps to both grow the business in the face of the industry decline as well as to reduce current and future costs. We expect these actions will allow us to stabilize our EBITDA without undertaking undue execution risk.”

Management will host a conference call to discuss its second quarter 2007 financial results today at 4:30 p.m. ET. To access the conference call, please dial 973-582-2706; the reference pass code for the call is 9016186. A live webcast of the conference call will also be available on the Company's corporate website, located at www.edcllc.com. A replay of the conference call will be available through Tuesday, August 14, 2007. The replay can be accessed by dialing 973-341-3080. The pass code for the replay is 9016186.

Summary of Second Quarter 2007

For the second quarter of 2007, the Company reported revenue of $80.2 million compared to $73.6 million for the second quarter of 2006. The increase is primarily attributable to the inclusion of the additional volumes from our Blackburn acquisition which was not part of EDC in the second quarter of 2006.  The additional revenue generated by Blackburn, delivered break even EBITDA in the second quarter of 2007, as it did in the first quarter of 2007.

The Company had EBITDA of $0.9 million in the second quarter of 2007, as compared to EBITDA of $4.8 million in the second quarter of 2006, although our second quarter 2006 EBITDA included a one-time contract pricing benefit of $1.1 million, net of a customer volume rebate cost.  EBITDA is a non-GAAP financial measure.  A reconciliation between EBITDA and the most directly comparable GAAP financial measure is provided following the Condensed Consolidated Financial Statements included in this release. The reconciliation also includes a description of how the Company calculates EBITDA.

The Company reported a net loss from continuing operations of $4.7 million for the second quarter of 2007, or ($0.07) per diluted share, which compares to a net loss from continuing operations of $2.9 million, or ($0.04) per diluted share, for the second quarter of 2006.

Six Months Ended June 30, 2007

For the six months ended June 30, 2007, the Company reported revenue of $164.2 million compared to $143.7 million for the first six months of 2006.  The increase was primarily attributed to the inclusion of the additional volumes from our Blackburn acquisition, offset partially by declines in our primary customer’s business.

The Company had an EBITDA loss of $0.3 million in the first six months of 2007, as compared to positive EBITDA of $6.2 million in the first six months of 2006, although our 2006 EBITDA included a one-time charge of ($0.3) million, consisting of a customer volume rebate cost partially offset by a contract pricing benefit.  Our 2007 EBITDA included stock-option investigation and litigation legal expenses as well as consulting expenses of approximately $2.0 million.

The Company reported a net loss from continuing operations of $11.4 million for the first six months of 2007, or ($0.16) per diluted share, which compares to a net loss from continuing operations of $6.7 million, or ($0.10) per diluted share, for the first six month period of 2006.

Guidance

With industry decline rates currently 3 to 5 percentage points above the assumptions in our prior guidance, or down 10% to 12%, we now expect our full-year 2007 EBITDA to be down by approximately 20% from 2006 levels, excluding the options-related and consulting costs of approximately $2.0 million in 2007.  However, approximately 77% of this year-over-year decline is due to the year-to-date results.  We remain cautiously optimistic that the strength of the upcoming release schedule coupled with the seasonality of our business will provide us with a strong second half in which we expect to generate approximately $1 to $2 million less in EBITDA than the final six months of 2006.

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About Entertainment Distribution Company
Entertainment Distribution Company, Inc. (NASDAQ: EDCI) is a global and independent provider of supply chain services to the home entertainment market. EDC serves every aspect of the manufacturing and distribution process and is one of the largest providers in the industry. Its clients include some of the world’s best-known music, movies and gaming companies. Headquartered in New York, EDC’s operations include manufacturing and distribution facilities throughout North America and in Hannover, Germany, and a manufacturing facility in Blackburn, UK. For more information, please visit www.edcllc.com.

Safe Harbor Statement
This news release contains statements that may be forward-looking within the meaning of applicable securities laws. The statements may include projections regarding future revenues and earnings results, and are based upon the Company's current forecasts, expectations and assumptions, which are subject to a number of risks and uncertainties that could cause the actual outcomes and results to differ materially. Some of these results and uncertainties are discussed in the Company's most recently filed Annual Report on Form 10-K and the Company's most recently filed Quarterly Reports on Form 10-Q. These factors include, but are not limited to potential intellectual property infringement claims; internal control deficiencies, litigation; potential acquisitions and strategic investments; environmental laws and regulations; ability to attract and retain key personnel; volatility of stock price; competition; variability of quarterly results and dependence on key customers; international business risks; sensitivity to economic trends and consumer preferences; increased costs or shortages of raw materials or energy; advances in technology and changes in customer demands; development of digital distribution alternatives including copying and distribution of music and video files; continuation and expansion of third-party agreements; proprietary technology; potential changes in government regulation; potential market changes resulting from rapid technological advances; restructuring activities; variability in production levels; and compliance with Senior Secured Credit Facility covenants. The Company assumes no obligation to update any forward-looking statements and does not intend to do so except where legally required.

ENTERTAINMENT DISTRIBUTION COMPANY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2007	2006
	(Unaudited)
ASSETS
	(In thousands, except share data)
Current Assets:
Cash and cash equivalents	$74,516	$96,088
Restricted cash	1,658	1,972
Accounts receivable, net of allowances for doubtful accounts of $634 and $558
for 2007 and 2006, respectively	35,973	43,677
Current portion of long-term receivable	385	1,933
Inventories, net	8,451	8,684
Prepaid expenses and other current assets	17,966	15,850
Current assets, discontinued operations	416	946
Total Current Assets	139,365	169,150
Restricted cash	23,849	22,390
Property, plant and equipment, net	56,770	59,219
Long-term receivable	4,166	4,078
Goodwill	-	2,382
Intangible assets	54,886	58,164
Deferred income taxes	2,520	2,943
Other assets	6,329	5,910
TOTAL ASSETS	$287,885	$324,236

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$28,597	$30,233
Accrued and other liabilities	32,263	35,799
Income taxes payable	1,591	13,981
Deferred income taxes	267	262
Loans from employees	1,159	1,250
Current portion of long-term debt	22,258	22,157
Accrued liabilities, discontinued operations	986	5,594
Total Current Liabilities	87,121	109,276
Other non-current liabilities	9,090	4,151
Loans from employees	3,135	4,216
Long-term debt	30,954	43,959
Pension and other defined benefit obligations	37,438	35,774
Deferred income taxes	8,827	8,663
Total Liabilities	176,565	206,039
Minority interest in subsidiary company	5,850	5,412
Commitments and contingencies
Stockholders' Equity:
Preferred stock, $.01 par value; authorized: 5,000,000 shares, no shares
issued and outstanding	-	-
Common stock, $.02 par value; authorized: 200,000,000 shares, issued and
outstanding: 2007 -- 70,123,180 shares; 2006 -- 69,325,780 shares	1,402	1,387
Additional paid in capital	369,762	368,493
Accumulated deficit	(268,212)	(258,199)
Other comprehensive income	2,518	1,104
Total Stockholders' Equity	105,470	112,785
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$287,885	$324,236

ENTERTAINMENT DISTRIBUTION COMPANY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)
	Three Months Ended June 30,
	2007	2006

	(In thousands, except per share amounts)
REVENUES:
Product sales	$62,798	$54,962
Service revenues	17,358	18,624
Total Revenues	80,156	73,586
COST OF REVENUES:
Cost of sales	56,227	45,689
Cost of services	14,112	14,818
Total Cost of Revenues	70,339	60,507
GROSS PROFIT	9,817	13,079
OPERATING EXPENSES:
Selling, general and administrative expense	12,244	11,468
Amortization of intangible assets	2,080	2,025
Total Operating Expenses	14,324	13,493
OPERATING LOSS	(4,507)	(414)
OTHER INCOME (EXPENSE):
Interest income	1,195	1,032
Interest expense	(1,337)	(1,563)
Loss on currency swap, net	(391)	(1,650)
Gain on currency transaction, net	230	633
Other gain, net	56	21
Total Other Income (Expense)	(247)	(1,527)
LOSS FROM CONTINUING OPERATIONS BEFORE INCOME
TAXES, MINORITY INTEREST AND DISCONTINUED OPERATIONS	(4,754)	(1,941)
Income tax provision (benefit)	(30)	1,118
Minority Interest	-	(114)
LOSS FROM CONTINUING OPERATIONS	(4,724)	(2,945)
DISCONTINUED OPERATIONS, NET OF TAX:
INCOME (LOSS) FROM DISCONTINUED OPERATIONS	554	(1,883)
GAIN ON SALE OF MESSAGING BUSINESS	88	-
NET LOSS	$(4,082)	$(4,828)
INCOME (LOSS) PER WEIGHTED AVERAGE COMMON SHARE (1):
Loss from continuing operations	(0.07)	(0.04)
Discontinued operation:
Loss from discontinued operations	0.01	(0.03)
Gain on sale of Messaging business	-	-
Net loss per weighted average common share	$(0.06)	$(0.07)
INCOME (LOSS) PER DILUTED COMMON SHARE
Loss from continuing operations	(0.07)	(0.04)
Discontinued operation:
Loss from discontinued operations	0.01	(0.03)
Gain on sale of Messaging business	-	-
Net loss per diluted weighted average common share	$(0.06)	$(0.07)

(1) Income per weighted average common share amounts are rounded to the nearest $.01; therefore, such rounding may impact individual amounts presented.

ENTERTAINMENT DISTRIBUTION COMPANY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)
	Six Months Ended June 30,
	2007	2006

	(In thousands, except per share amounts)
REVENUES:
Product sales	$127,267	$104,653
Service revenues	36,899	39,009
Total Revenues	164,166	143,662
COST OF REVENUES:
Cost of sales	113,990	90,280
Cost of services	29,515	30,198
Total Cost of Revenues	143,505	120,478
GROSS PROFIT	20,661	23,184
OPERATING EXPENSES:
Selling, general and administrative expense	27,476	23,193
Amortization of intangible assets	4,114	3,780
Total Operating Expenses	31,590	26,973
OPERATING LOSS	(10,929)	(3,789)
OTHER INCOME (EXPENSE):
Interest income	2,352	2,080
Interest expense	(2,636)	(2,974)
Loss on currency swap, net	(748)	(2,377)
Gain on currency transaction, net	339	1,046
Other gain, net	67	13
Total Other Income (Expense)	(626)	(2,212)
LOSS FROM CONTINUING OPERATIONS BEFORE INCOME
TAXES, MINORITY INTEREST AND DISCONTINUED OPERATIONS	(11,555)	(6,001)
Income tax provision (benefit)	(116)	855
Minority Interest	-	(114)
LOSS FROM CONTINUING OPERATIONS	(11,439)	(6,742)
DISCONTINUED OPERATIONS, NET OF TAX:
INCOME (LOSS) FROM DISCONTINUED OPERATIONS	250	(5,008)
GAIN ON SALE OF MESSAGING BUSINESS	1,176	-
NET LOSS	$(10,013)	$(11,750)
INCOME (LOSS) PER WEIGHTED AVERAGE COMMON SHARE (1):
Loss from continuing operations	(0.16)	(0.10)
Discontinued operation:
Loss from discontinued operations	-	(0.07)
Gain on sale of Messaging business	0.02	-
Net loss per weighted average common share	$(0.14)	$(0.17)
INCOME (LOSS) PER DILUTED COMMON SHARE
Loss from continuing operations	(0.16)	(0.10)
Discontinued operation:
Loss from discontinued operations	-	(0.07)
Gain on sale of Messaging business	0.02	-
Net loss per diluted weighted average common share	$(0.14)	$(0.17)

(1) Income per weighted average common share amounts are rounded to the nearest $.01; therefore, such rounding may impact individual amounts presented.

ENTERTAINMENT DISTRIBUTION COMPANY, INC. AND SUBSIDIARIES
Summary Schedule of Non-GAAP Financial Data
(In thousands) Unaudited

The following summary of financial data shows the reconciliation of loss from continuing operations, as determined in accordance with accounting principles generally accepted in the United States (GAAP), to income (loss) from continuing operations and earnings before interest, taxes, and depreciation and amortization from continuing operations.

EBITDA is income (loss) from continuing operations before interest expense (income), net, income taxes, and depreciation and amortization and is presented because the Company believes that such information is commonly used in the entertainment industry as one measure of a company’s operating performance. EBITDA from continuing operations is not determined in accordance with generally accepted accounting principles, it is not indicative of cash provided by operating activities, should not be used as a measure of operating income and cash flows from operations as determined under GAAP, and should not be considered in isolation or as an alternative to, or to be more meaningful than, measures of performance determined in accordance with GAAP.  EBITDA, as calculated by the Company, may not be comparable to similarly titled measures reported by other companies and could be misleading unless all companies and analysts calculated EBITDA in the same manner.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006

Loss from continuing operations	(4,724)	(2,945)	(11,439)	(6,742)

Income tax provision (benefit)	(30)	1,118	(116)	855
Loss on currency swap, net	391	1,650	748	2,377
Gain on currency transaction, net	(230)	(633)	(339)	(1,046)
Interest expense (income), net	142	531	284	894
Depreciation and amortization	5,385	5,134	10,653	9,879
Other gain (loss), net	(56)	(21)	(67)	(13)

EBITDA from continuing operations	$878	$4,834	$(276)	$6,204